UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 24, 2006

Commission File Number: 0-25662

ANADIGICS, Inc.
(Exact name of registrant as specified in its charter)
Delaware	22-2582106
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number)

141 Mt. Bethel Road, Warren, NJ 07059	07059
(Address of prinicipal executive offices)	(Zip Code)

908-668-5000
(Registrants telephone number, including area code)

Item 2.02 Results of Operations and Financial Condition

On October 24, 2006, ANADIGICS, Inc. (“ANADIGICS”) is issuing a press release and holding a conference call announcing its financial results for the quarter ended September 30, 2006. A copy of the press release is furnished as Exhibit 99.1 to this Form 8-K. The information in this Form 8-K and the Exhibit attached hereto is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Use of Non-GAAP Financial Measures

      The attached press release includes financial measures that are not in accordance with GAAP, consisting of non-GAAP, or pro forma, net income or loss and non-GAAP, or pro forma, income or loss per share. Management uses non-GAAP net income or loss and non-GAAP loss per share to evaluate the company's operating and financial performance in light of business objectives and for planning purposes. ANADIGICS believes that these measures are useful to investors because they enhance investors' ability to review the company's business from the same perspective as the company's management and facilitate comparisons of this period's results with prior periods. These non-GAAP measures exclude charges related to equity-based compensation. These financial measures are not in accordance with GAAP and may differ from non-GAAP methods of accounting and reporting used by other companies. The presentation of this additional information should not be considered a substitute for net loss or loss per share prepared in accordance with GAAP.

Pursuant to the requirements of Regulation G, ANADIGICS has included a reconciliation of the non-GAAP financial measures to the most directly comparable GAAP financial measures.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits.

99.1 Press Release issued by ANADIGICS, Inc., dated October 24, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANADIGICS, INC.

Date: October 24, 2006

By: /s/ Thomas C. Shields

Name: Thomas C. Shields
Title: Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release issued by ANADIGICS, Inc., dated October 24, 2006

ANADIGICS REPORTS RESULTS FOR THIRD QUARTER 2006

Net sales of $44.8 million, up 53.2% from year ago quarter
Loss per share of $0.03 on a GAAP basis and income per share of $0.02 on a pro forma basis

WARREN, N.J., October 24, 2006—ANADIGICS, Inc. (Nasdaq: ANAD), a leading supplier of wireless and broadband communications solutions, reported third quarter 2006 net sales of $44.8 million, an increase of 11.5% compared with net sales of $40.2 million in the prior quarter, and an increase of 53.2% compared to net sales of $29.3 million in the year ago quarter.

Net loss calculated in accordance with generally accepted accounting principles in the U.S. ("GAAP") for the quarter was $1.3 million, or $0.03 per share, compared with a GAAP net loss of $2.8 million, or $0.06 per share, in the prior quarter, and a GAAP net loss of $6.8 million, or $0.20 per share, in the year ago quarter. Pro forma net income for the quarter, which excludes non-cash stock compensation expense, was $0.9 million or $0.02 per share.

"ANADIGICS achieved an important milestone as the Company delivered on pro forma profitability in its sixth consecutive quarter of net sales growth" said Dr. Bami Bastani, President and Chief Executive Officer of ANADIGICS. "Our strong product portfolio in both the wireless and broadband growth markets, including third-generation (3G) mobile phones, Wi-Fi, and Tuner ICs and our tier I relationships continue to drive revenue growth and momentum in operating leverage."

As of September 30, 2006, cash and short and long-term marketable securities totaled $130.5 million compared with $128.9 million as of July 1, 2006.

“The execution of our strategy has resulted in significant financial leverage in recent quarters,” said Tom Shields, Executive Vice President and Chief Financial Officer. “Our success in delivering both pro forma income and positive cash flow are important events that exemplify our commitment to increasing shareholder value.”

This press release includes financial measures that are not in accordance with GAAP, consisting of non-GAAP, or pro forma, net income or loss and non-GAAP, or pro forma, income or loss per share. Management uses non-GAAP net income or loss and non-GAAP income or loss per share to evaluate the company's operating and financial performance in light of business objectives and for planning purposes. ANADIGICS believes that these measures are useful to investors because they enhance investors' ability to review the company's business from the same perspective as the company's management and facilitate comparisons of this period's results with prior periods. These non-GAAP measures exclude charges related to equity-based compensation. These financial measures are not in accordance with GAAP and may differ from non-GAAP methods of accounting and reporting used by other companies. The presentation of this additional information should not be considered a substitute for net loss or loss per share prepared in accordance with GAAP. Reconciliations of reported net loss and reported loss per share to non-GAAP net income or loss and non-GAAP income or loss per share, respectively, are included at the end of this press release.

Outlook for the Fourth Quarter 2006

Net sales for the fourth quarter of 2006 are estimated to increase sequentially for the seventh consecutive quarter by approximately 4% to 7% and approximately 40% to 44% over the year-ago quarter. Net income per share on a GAAP basis for the fourth quarter of 2006 is expected to approximate break-even. However, on a pro forma basis, we expect to generate net income of approximately $0.05 per share.

The statements regarding outlook are forward looking and actual results may differ materially. Please see safe harbor statement at the end of the press release.

Conference Call

ANADIGICS' senior management will conduct a conference call today at 5:00 PM Eastern time. A live audio Webcast will be available at www.anadigics.com. A recording of the call will be available approximately two hours after the end of the call on the ANADIGICS Web site or by dialing (800) 839-8705 (available until October 31).

Recent Highlights

September 28, 2006 - ANADIGICS Shipments Exceed 750 Million Units

September 13, 2006 - ANADIGICS Ships Production Volumes of Penta-Band 3G Power Amplifiers to Samsung Electronics for SGH-Z620

September 8, 2006 - ANADIGICS Ships Production Volumes of 3G EV-DO Power Amplifiers to Samsung Electronics for SCH-a870

September 7, 2006 - ANADIGICS Ships Power Amplifiers for New Mobile Phones From World's Leading Handset OEM

August 3, 2006 - ANADIGICS Announces Production Shipments of Dual-Band Power Amplifiers for LG Electronics EV-DO Chocolate Phone

# # #
About ANADIGICS, Inc.

ANADIGICS, Inc. (Nasdaq: ANAD) is a leading provider of radio frequency integrated circuits and radio frequency front end solutions in the rapidly growing wireless handset and broadband communications markets. The Company's products include power amplifiers, tuner integrated circuits, active splitters and other components, which can be sold individually or packaged as integrated RF modules.

Safe Harbor Statement

Except for historical information contained herein, this press release contains projections and other forward-looking statements (as that term is defined in the Securities Exchange Act of 1934, as amended). These projections and forward-looking statements reflect the Company's current views with respect to future events and financial performance and can generally be identified as such because the context of the statement will include words such as "believe", "anticipate", "expect", or words of similar import. Similarly, statements that describe our future plans, objectives, estimates or goals are forward-looking statements. No assurances can be given, however, that these events will occur or that these projections will be achieved and actual results and developments could differ materially from those projected as a result of certain factors. Important factors that could cause actual results and developments to be materially different from those expressed or implied by such projections and forward-looking statements include those factors detailed from time to time in our reports filed with the Securities and Exchange Commission, including the Company's annual report on Form 10-K for the year ended December 31, 2005, and those discussed elsewhere herein.

ANADIGICS, INC.
Consolidated Statements of Operations
(Unaudited)
(Amounts in thousands, except per share amounts)

	Three months ended		Nine months ended
	September 30, 2006	October 1, 2005	September 30, 2006	October 1, 2005

Net sales	$44,825	$29,264	$120,761	$74,980
Cost of sales	31,035	22,691	86,259	61,454
Gross profit	13,790	6,573	34,502	13,526
Research and development expenses	9,137	7,491	25,794	22,727
Selling and administrative expenses	6,328	5,234	17,690	16,292
Restructuring and other charges	-	-	-	(120)
Operating loss	(1,675)	(6,152)	(8,982)	(25,373)
Interest income	1,648	607	4,085	1,783
Interest expense	(1,285)	(1,250)	(3,860)	(3,748)
Other income	-	15	21	18
Net loss	$(1,312)	$(6,780)	$(8,736)	$(27,320)

Basic and diluted loss per share	$(0.03)	$(0.20)	$(0.20)	$(0.81)

Weighted average common and
dilutive securities outstanding	45,237	34,067	43,202	33,872

Unaudited Reconciliation of GAAP to Pro Forma Non-GAAP Financial Measures

GAAP net loss	$(1,312)	$(6,780)	$(8,736)	$(27,320)
Less Stock compensation expense
Cost of sales	478	146	1,174	455
Research and development	881	281	2,153	923
Selling, general and administrative	869	195	2,129	675
Pro forma net income (loss)	$916	$(6,158)	$(3,280)	$(25,267)

Pro forma basic net income (loss) per share	$0.02	$(0.18)	$(0.08)	$(0.75)

ANADIGICS, INC.
Condensed Consolidated Balance Sheets
(Amounts in thousands)

	September 30, 2006		December 31, 2005
Assets	(Unaudited	)

Current assets:
Cash and cash equivalents	$16,052		$11,891
Marketable securities	108,264		70,364
Accounts receivable	25,162		18,755
Inventory	19,858		16,009
Prepaid expenses and other current assets	3,667		2,188
Total current assets	173,003		119,207

Marketable securities	6,171		4,102

Plant and equipment, net	37,361		36,307

Goodwill and other intangibles, net of amortization	5,943		6,044
Other assets	1,612		2,613
	$224,090		$168,273

Liabilities and stockholders’ equity

Current liabilities:
Accounts payable	$19,321		$15,519
Accrued liabilities	4,556		4,672
Accrued restructuring costs	-		40
Current portion of long-term debt	46,700		46,700
Capital lease obligations	307		269
Total current liabilities	70,884		67,200

Other long-term liabilities	3,305		3,175
Long-term debt	38,000		38,000
Long-term capital lease obligations	1,540		1,763

Stockholders’ equity	110,361		58,135
	$224,090		$168,273

The condensed balance sheets at December 31, 2005 has been derived from the audited financial statements at such date but does not include all the information and footnotes required by generally accepted accounting principles for complete financial statements.